Exhibit 10 (a)



                                   May 1, 2002



Board of Directors
National Life Insurance Company
One National Life Drive
Montpelier, Vermont 05604

              Re:   NATIONAL VARIABLE ANNUITY ACCOUNT II
                    ------------------------------------

Ladies and Gentlemen:

           We hereby consent to the reference to our name under the caption "Legal Matters" in the Statement of Additional Information filed as part of Post-Effective Amendment No. 10 to the Registration Statement on Form N-4 by National Variable Annuity Account II for certain variable annuity contracts (File No. 333-19583). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                     Very truly yours,

                                     SUTHERLAND, ASBILL & BRENNAN  LLP


                                     By:    /S/ Stephen E. Roth
                                          ----------------------------
                                           Stephen E. Roth